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                                                                       EXHIBIT 5


                             MUNGER, TOLLES & OLSON
                         355 S. Grand Avenue, 35th Fl.
                      Los Angeles, California  90071-1560


                               September 1, 1995


Systemed Inc.
Suite 400
970 West 190th Street
Torrance, CA 90502

                 Re:      Form S-8 Registration Statement

Gentlemen:

                 We have acted as legal counsel to Systemed Inc., a Delaware corporation (the "Company"), in the preparation of the Form S-8 Registration Statement ("Registration Statement") which will be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 580,000 shares of common stock, $.001 par value ("Shares"), of the Company, issuable upon the exercise of the stock options granted pursuant to the stock option agreements described in the Registration Statement.

                 As such legal counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other representations and assurances as we deemed necessary under the circumstances for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents to documents submitted to us as copies. We have also assumed for purposes of this opinion that any promissory note given by an optionee as full or partial payment of the exercise price of an option issued under the Company's stock option agreements will constitute lawful consideration under Section 152 of the Delaware General Corporation Law.

                 In reliance of the foregoing, we are of the opinion that the Shares being registered under the aforementioned Registration Statement will, when issued in full pursuant to the options granted and exercised in accordance with the terms of the stock option agreements, be validly issued, fully paid and nonassessable.





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                 Our opinion is limited to the effect on the subject
transactions of the federal law of the United States and the law of the State of Delaware. We do not express any opinion herein concerning the effect of any other law.

                 We consent to your filing this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,



                                              MUNGER, TOLLES & OLSON